                                                                      EXHIBIT 21

                            IMS HEALTH INCORPORATED
                              ACTIVE SUBSIDIARIES
                            AS OF DECEMBER 31, 2000

                                                                STATE OR OTHER     % OWNERSHIP
                                                               JURISDICTION OF     100% EXCEPT
NAME                                                             INCORPORATED        AS NOTED
----                                                          ------------------   ------------
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION                    Delaware                60.53
  Cognizant Technology Solutions U.S. Corporation             Delaware
  Cognizant Technology Solutions Canada, Inc.                 Canada
  Cognizant Technology Solutions Germany GmbH                 Germany
  Cognizant Technology Solutions India Limited                India
  Cognizant Technology Solutions UK Limited                   United Kingdom
  CSS Investment Corporation                                  Delaware

COORDINATED MANAGEMENT SYSTEMS, INC.                          Delaware

DBHC, INC.                                                    Delaware
  LexHealth, Inc.                                             Illinois

ENTERPRISE ASSOCIATES LLC                                     Delaware

IMS AG                                                        Switzerland
  IMS Health Licensing Associates, L.P.                       Delaware                87.85
    Spartan Leasing Corporation                               Delaware
  PMA Sociedad Anonima                                        Argentina
  IMS Health                                                  Austria
  Pharmadat Marktforschungs GmbH.                             Austria
  IMS Health Bangladesh Ltd                                   Bangladesh
  IMS Health S.A.                                             Belgium
  Pharma Data Boliviana S.R.L.                                Bolivia
  IMS Health Do Brasil Ltda.                                  Brazil
  Marketing Y Datos Limitada                                  Chile
  Intercomunicaciones Y Servicio de Datos S.A.                Colombia                98.96
  IMS Medinform A.S.                                          Czech Republic
  IMS Republica Dominicana, S.A.                              Dominican Republic
  Datandina Ecuador S.A.                                      Ecuador
  IMS Egypt Limited                                           Egypt
  IMS HEALTH Oy                                               Finland
  IMS Health S.A.                                             France
    Logimed S.A.S.                                            France
    Medi-Diff S.A.S.                                          France
    Source Informatics S.A.S.                                 France
  Asserta Centroamerica Medicion de Mercados, S.A.            Guatemala
  IMS Medinform Hungaria Market Research Services Ltd.        Hungary
  PharmaFELAX Commerical Ltd.                                 Hungary
  UAB Medical Communication                                   Lithuania
  IMS Health Malaysia Sdn. Bhd.                               Malaysia
  Interdata S.A. de C.V.                                      Mexico
  IPP Informacion Promocional y Publicitaria S.A. de C.V.     Mexico
  Informations Medicales & Statistiques S.A.R.L.              Morocco
  I.M.S. Health B.V.                                          Netherlands
  I.M.S. Finance (Nederland) B.V.                             Netherlands
  Institute for Medical Statistics Norway A/S                 Norway
  Pharma Data Paraguaya S.R.L.                                Paraguay
  IMS Health Del Peru S.A.                                    Peru

                                                                STATE OR OTHER     % OWNERSHIP
                                                               JURISDICTION OF     100% EXCEPT
NAME                                                             INCORPORATED        AS NOTED
----                                                          ------------------   ------------
  IMS Poland Limited Sp.z.o.o.                                Poland
  IMS Information Medical Statistics, spol.s.r.o.             Slovakia
  IMS Health, S.A.                                            Spain
  Mercados Y Analisis, S.A.                                   Spain
  IMS Lanka (Private) Limited                                 Sri Lanka
  IMS Institute for Medical Statistics Sweden AB              Sweden
  IHA.IMS Health GmbH                                         Switzerland             50.00
  Interstatistik AG                                           Switzerland
    IMS Ges.m.b.H.                                            Austria
    Datec Industria e Comercio, Distribuidora Grafica e Mala  Brazil
     Direta Ltda.
  IMS Tunisia                                                 Tunisia
  IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi      Turkey
    Pharma Data Uruguaya S.A.                                 Uruguay
    PMV De Venezuela, C.A.                                    Venezuela

IMS CHINAMETRIK LIMITED                                       Hong Kong
    IMS Meridian Limited                                      Hong Kong

IMS CHINAMETRIK INCORPORATED                                  Delaware

IMS HEALTH ASIA (1989) PTE. LTD.                              Singapore

IMS HEALTH AUSTRALIA PTY. LTD.                                Australia
    Amfac Pty. Limited                                        Australia
    Chemdata Pty. Limited                                     Australia
      Data Design Hisoft Pty. Limited                         Australia
      Medrecord Australia Pty. Limited                        Australia
    Healthnet Pty. Limited                                    Australia

IMS HEALTH, CANADA LIMITED                                    Canada

IMS HEALTH DEUTSCHLAND GMBH                                   Germany
    IMS-MIDOC Medizinische Informations-Dokumentations und    Germany
     Consultinggesellschaft mbH
      IMS Health Beteiligungs-gesellschaft mbH                Germany
        IMS Health GmbH & Co. OHG                             Germany
          IFNS Marktforschung GmbH                            Germany
          GPI Krankenhaus-forschung Gesellschaft Fur          Germany                 60.00
           Pharma-Informationssysteme mbH
          MedVantage GmbH Integriertes Daten-management Im    Germany                 60.00
           Healthcare-Markt
          IMS Hellas Ltd.                                     Greece

IMS HEALTH FINANCE, INC.                                      Delaware

IMS HEALTH GROUP LIMITED                                      United Kingdom
  IMS Health HQ Limited                                       United Kingdom
      IMS Holdings (U.K.) Limited                             United Kingdom
        IMS Health Limited                                    United Kingdom
          Imsworld Publications Ltd.                          United Kingdom
        Medical Direct Mail Organisation Ltd.                 United Kingdom
        Pharma Strategy Group Limited                         United Kingdom
        PMS International Limited                             United Kingdom
        ST Europe Ltd                                         United Kingdom
    PMSI UK Limited                                           United Kingdom
        IMS Health Networks Limited                           United Kingdom
        PMSI Medical Research Factors Limited                 United Kingdom

                                                                STATE OR OTHER     % OWNERSHIP
                                                               JURISDICTION OF     100% EXCEPT
NAME                                                             INCORPORATED        AS NOTED
----                                                          ------------------   ------------
IMS HEALTH INDIA HOLDING CORPORATION                          Delaware
    RX India Corporation                                      Delaware
      IMS Health India Private Limited                        India

IMS HEALTH KOREA LTD.                                         Korea

IMS HEALTH LDA.                                               Portugal

IMS HEALTH (NZ) LIMITED                                       New Zealand

IMS HEALTH PHILIPPINES, INC.                                  Philippines

IMS HEALTH S.P.A.                                             Italy

IMS HEALTH TRADING CORPORATION                                Delaware
  IMS Health (Pty.) Ltd.                                      South Africa
    Decisions Surveys International (Pty.) Ltd.               South Africa
    PMSA (Pty.) Ltd.                                          South Africa

IMS HEALTH TRANSPORTATION SERVICES CORPORATION                Delaware

IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.              Israel

IMS JAPAN K.K.                                                Japan

IMS HEALTH FINANCE LTD.                                       Bermuda

PMSI JAPAN K.K.                                               Japan

IMS SOFTWARE SERVICES, LTD.                                   Delaware

IMS TAIWAN COMPANY LTD.                                       Taiwan

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.       Delaware

IMS HEALTH LIMITED                                            Ireland

I-SQUARED, INC.                                               Delaware

MEDICARE AUDITS LIMITED                                       United Kingdom          50.00

SOURCE INFORMATICS EUROPE B.V.                                Netherlands

SOURCE INFORMATICS LIMITED                                    United Kingdom